UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2008

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, following receipt of stockholder approval at its annual meeting of stockholders, Rainmaker Systems, Inc. (the “Company”) amended and restated its 2003 Stock Incentive Plan (the “Plan”) to: (i) increase the number of shares of common stock available for issuance under the Plan by 950,000 shares, (ii) adjust the annual evergreen increase under the Plan to equal the lesser of (A) 4% of the common stock outstanding on the last trading day in December of the then immediately preceding calendar year and (B) 1,000,000 shares and (iii) permit awards with respect to such increased number of shares potentially over the next ten years through May 15, 2018. In addition, also effective May 15, 2008, the Company amended the automatic option grant/stock issuance program under the Plan to provide that each non-employee member of the Company’s Board of Directors who continues to serve as a non-employee Board member after each annual meeting of stockholders, including each of the Company’s current non-employee Board members, will be granted 20,000 restricted shares of common stock under the Plan (with the exception of the Chairman of the Board, who will be granted 50,000 restricted shares), in each case, provided such individual has served on the Board for at least six months, vesting in a series of four successive annual installments upon the individual’s completion of each one-year period of service as a Board member over the four-year period measured from the issuance date.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	2003 Stock Incentive Plan, as amended and restated effective May 15, 2008.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

May 21, 2008	/s/ Steve Valenzuela
Date	(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer